EXHIBIT 99.1

Midway Games Inc.
2704 West Roscoe Street
Chicago, IL 60618

November 17, 2004

WMS Industries Inc.
800 South Northpoint Boulevard
Waukegan, IL 60085

Gentlemen:

Reference is made to the following agreements between us (collectively, the “Tax Agreements”): (i) Tax Sharing Agreement dated July 1, 1996; (ii) Tax Separation Agreement dated April 6, 1998; (iii) Letter Agreement dated September 24, 2001 (“Letter Agreement”); and (iv) Settlement Agreement dated August 11, 2003 (“Settlement Agreement”). Capitalized terms not otherwise defined herein shall have the meanings set forth in the Tax Agreements.

Disputes have arisen between us regarding the interpretation of the Tax Agreements. This letter confirms our agreement to compromise and settle these disputes and all other matters regarding the Tax Agreements. In order to resolve finally all arrangements between us regarding the Tax Agreements, we hereby agree as follows:

1.  Midway shall promptly pay to WMS the amount of $1,500,000. In consideration for such payment, Midway shall have no further obligation to repay to WMS the Option Tax Payment (under the Letter Agreement) or to make any further payments under paragraph 1 of the Settlement Agreement.

2.  Midway and WMS further agree that the Tax Agreements shall hereby be deemed terminated and of no further force and effect.

If the foregoing is in accordance with your understanding, please sign this letter in the place provided below.

Very truly yours,
Midway Games Inc.

By:	/s/ Thomas E. Powell
Thomas E. Powell
Executive Vice President - Finance,
Chief Financial Officer and Treasurer

WMS Industries Inc.
Agreed to:
By: /s/ Scott D. Schweinfurth
Scott D. Schweinfurth
Executive Vice President,
Chief Financial Officer and Treasurer

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